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                                  December 28, 1998



Board of Directors
First Merchants Corporation
200 East Jackson Street
Muncie, IN  47305-2814

Board of Directors
Jay Financial Corporation
112 West Main Street
Portland, IN  47371

     Re: Merger of Jay Financial Corporation with and into First Merchants Corporation

Ladies and Gentlemen:

     We have acted as special counsel to First Merchants Corporation, an Indiana corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("First Merchants"), in connection with the proposed merger of Jay Financial Corporation, an Indiana corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("Jay Financial"), with and into First Merchants, pursuant to the terms of the Agreement of Reorganization and Merger between First Merchants and Jay Financial, dated August 20, 1998 (the "Merger Agreement"), as described in the Registration Statement on Form S-4 to be filed by First Merchants with the Securities and Exchange Commission on or about December 28, 1998 (the "Registration Statement").

     This opinion is being rendered as required by Section 9 of the Merger Agreement. All capitalized terms herein, unless otherwise specified, have the meaning assigned to them in the Registration Statement.

     In connection with this opinion, we have relied on and have examined, and we are familiar with originals or copies of, certified or otherwise identified to our satisfaction, (i) the Merger Agreement, (ii) the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. This opinion is subject to the receipt by us prior to the effective time of the merger of Jay Financial with and into First Merchants (the "Merger") of certain written representations and covenants of Jay Financial and First Merchants, the accuracy and truthfulness of which we shall assume and rely upon without investigation. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant.


                                       Ex. 8-1

First Merchants Corporation
Jay Financial Corporation
December 28, 1998
Page 2



     Based upon and subject to the foregoing, provided that the merger of Jay Financial with and into First Merchants qualifies as a statutory merger under applicable state law, and assuming that (i) after the transaction, First Merchants, as successor of Jay Financial, will hold substantially all of its assets, and that (ii) in the transaction, the Jay Financial shareholders will exchange an amount of stock constituting majority control of Jay Financial solely for First Merchants common stock, we are of the opinion that the Merger will, under current law, constitute a reorganization within the meaning of
Section 368(a)(1)(A) of the Code and that Jay Financial and First Merchants will each be a party to the reorganization within the meaning of Section 368(b) of the Code. As a reorganization under Section 368(a)(1)(A) of the Code, the Merger will have the following federal income tax consequences for Jay Financial shareholders, Jay Financial, and First Merchants:

     1. No gain or loss will be recognized by Jay Financial shareholders who exchange all of their Jay Financial common stock for First Merchants common stock pursuant to the Merger, except to the extent of gain or loss attributable to any cash received in lieu of receipt of a fractional share of First Merchants common stock.

     2. The basis of First Merchants common stock (including deemed fractional share interests) received by Jay Financial shareholders who exchange all of their Jay Financial common stock for First Merchants common stock will be the same as the basis of the Jay Financial common stock surrendered in exchange therefor.

     3. The holding period of the First Merchants common stock received by the Jay Financial shareholders (including deemed fractional share interests) who exchange all of their Jay Financial common stock for First Merchants common stock will include the period during which the Jay Financial common stock was held, provided the Jay Financial common stock was held as a capital asset on the date of the exchange.

     4. Where a cash payment is received by a Jay Financial shareholder in lieu of fractional shares of First Merchants common stock, the cash payment will be treated as a distribution in redemption of the deemed fractional share interest by First Merchants, subject to the provisions and limitations of
Section 302 of the Code. Where such exchange qualifies under Section 302(a) of the Code, such shareholder will recognize a capital gain or loss provided that the Jay Financial common stock was held as a capital asset on the date of the Merger.

     5. Any Jay Financial shareholder who perfects dissenter's rights and receives solely cash in exchange for such shareholder's Jay Financial common stock shall be treated as having received such cash as a distribution in redemption of the Jay Financial common stock subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, such Jay Financial shareholder owns no First Merchants common stock, either directly or through the application of the constructive ownership rules of
Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and the cash will be treated as a distribution in full payment and exchange for the Jay Financial


                                       Ex. 8-2
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First Merchants Corporation
Jay Financial Corporation
December 28, 1998
Page 3


common stock as provided in Section 302(a) of the Code. Under Section 1001 of the Code, gain or loss (subject to any applicable limitations of the Code) will be realized and recognized by such Jay Financial shareholder in an amount equal to the difference between the redemption price and the adjusted basis of the Jay Financial common stock surrendered in exchange therefor.

     6. No gain or loss will be recognized by Jay Financial or First Merchants in connection with the transaction.

     7. The basis of the assets of Jay Financial acquired by First Merchants in the Merger will be the same as the basis of such assets in the hands of Jay Financial immediately prior to the Merger.

     The opinions expressed herein represent our conclusions as to the application of existing federal income tax law to the facts as presented to us, and we give no assurance that changes in such law or any interpretation thereof will not affect the opinions expressed by us. Moreover, there can be no assurance that these opinions will not be challenged by the Internal Revenue Service or that a court considering the issues will not hold contrary to such opinions. We express no opinion on the treatment of this transaction under the income tax laws of any state or other taxing jurisdictions. We assume no obligation to advise of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention.

     Except as set forth above, we express no opinion as to the tax consequences to any party, whether federal, state, local or foreign, of the Merger or of any transactions related to the Merger or contemplated by the Merger Agreement. This opinion is addressed to you and is being furnished to you solely for your use in connection with the transaction that is the subject of the Merger Agreement. We assume no professional responsibility to any other person or entity. Accordingly, the opinions expressed herein are not to be utilized or quoted by, delivered or disclosed to, in whole or in part, any other person, corporation, entity or governmental authority, or for any other purpose, without the prior written consent of this firm. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              BINGHAM SUMMERS WELSH & SPILMAN



                                      Ex. 8-3